Exhibit 10.3.2

PROSPECTOR PARTNERS, LLC

INVESTMENT MANAGEMENT AGREEMENT

PROSPECTOR PARTNERS, LLC, a Delaware limited liability company (the “Adviser”), having an address at 370 Church Street, Guilford, Connecticut 06437, and OneBeacon Insurance Group, Ltd., a Bermuda Corporation (“OneBeacon”), having an address at Bank of Butterfield Building, 42 Reid Street, Hamilton HM 12, Bermuda, hereby enter into this Investment Management Agreement, dated as of  [November 11, 2006] (this “Agreement”), and hereby agree that the Adviser shall act as discretionary adviser with respect to the specified assets of each subsidiary of OneBeacon identified on Schedule A (each, a “Client”) to this Agreement as such schedule may be amended from time to time to add new subsidiaries as Clients on the following terms and conditions:

1.     Investment Accounts  The investment account of each of the entities identified in Schedule A to this Agreement (each an “Investment Account”) shall consist of cash and securities  in an amount equal to at least $30,000,000 (the “Minimum Account Amount”), or such other amount as may be agreed to by the Adviser, initially furnished by the Client for investment pursuant to this Agreement, as well as all other assets which become part of each Investment Account as a result of trading therein or additions thereto, except for amounts withdrawn there from and paid to the Client.  Each Client may make additions to the Investment Account in amounts exceeding $100,000, or in such other amount as may be agreed to by the Adviser, provided that the Adviser shall have received prompt written notice of such additions.  Each Client may make withdrawals from its’ Investment Account in such amounts as it shall determine upon not less than 30 days prior written notice thereof to the Adviser and provided that the withdrawal shall not cause the assets in the Investment Account to fall below the Minimum Account Amount, unless otherwise agreed to by the Adviser.

2.     Services of Adviser  By execution of this Agreement the Adviser accepts appointment as adviser for each Investment Account with full discretion and agrees to supervise and direct the investments of each Investment Account in accordance with the investment objective, policies and restrictions described in the investment guidelines attached hereto as Schedule B (the “Investment Guidelines”).  In the performance of its services, the Adviser will not be liable for any error in judgment or any acts or omissions to act except those resulting from the Adviser’s gross negligence, willful misconduct or malfeasance.  Nothing herein shall in any way constitute a waiver or limitation of any right of any person under the federal securities laws.  The Adviser shall have no responsibility whatsoever for the management of any assets of the entities identified in Schedule A to this Agreement other than such entities’ Investment Account.

3.     Discretionary Authority  Subject to the Investment Guidelines, the Adviser shall have full discretion and authority, without obtaining any prior approval, as the Client’s agent and attorney-in-fact: (a) to make all investment decisions in respect of each Investment Account on the Client’s behalf and at the sole risk of the Client; (b) to buy, sell, exchange, convert, liquidate or otherwise trade in any stock, bond and other securities or financial instruments in respect of each Investment Account; (c) to place orders with respect to, and to arrange for, any of the foregoing; and (d) in furtherance of the foregoing, to do anything which the Adviser shall deem requisite, appropriate or advisable in connection therewith, including, without limitation, the selection of such brokers, dealers, and others as the Adviser shall determine in its absolute discretion.

4.     Custody  The assets of each Investment Account shall be held in one or more separately identified accounts in the custody of one or more banks, trust companies, brokerage firms or other entities designated by the Client and acceptable to the Adviser.  The Adviser will communicate its investment purchase, sale and delivery instructions directly with the party identified by the Client or other qualified depositories.  The Client shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and the Adviser shall have no responsibility or liability with respect to custody arrangements or the acts, omissions or other conduct of the custodians.

5.     Brokerage  When placing orders for the execution of transactions for an Investment

Account, the Adviser may allocate all transactions to such brokers or dealers, for execution on such markets, at such prices and commission rates, as are selected by the Adviser in its sole discretion.  In selecting brokers or dealers to execute transactions, the Adviser need not solicit competitive bids and does not have an obligation to seek the lowest available commission cost.  It is not the Adviser’s practice to negotiate “execution only” commission rates, and, in negotiating commission rates, the Adviser shall take into account the financial stability and reputation of brokerage firms and brokerage and research services provided by such brokers.  An Investment Account may be deemed to be paying for research provided or paid for by the broker which is included in the commission rate although the Investment Account may not, in any particular instance, be the direct or indirect beneficiary of the research services provided.  Research furnished by brokers may include, but is not limited to, written information and analyses concerning specific securities, companies or sectors; market, finance and economic studies and forecasts; financial publications; statistics and pricing services; discussions with research personnel; and software and data bases utilized in the investment management process.  OneBeacon acknowledges on behalf of each Client that since commission rates are generally negotiable, selecting brokers on the basis of considerations which are not limited to applicable commission rates may at times result in higher transaction costs than would otherwise be obtainable.  The Adviser is hereby authorized to, and OneBeacon acknowledges on behalf of each Client that the Adviser may aggregate orders on behalf of each Investment Account with orders on behalf of other clients of the Adviser.  In such event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, shall be made in a manner which the Adviser considers to be the most fair and equitable to all of its clients, including the Clients.

6.     Representations and Warranties

(a)          OneBeacon represents, warrants and agrees that:

(i)                                     it has full legal power and authority to enter into this Agreement;
(ii)                                  the appointment of the Adviser hereunder is permitted by each Client’s governing documents and any investment management agreement between  OneBeacon and the Clients to this Agreement and has been duly authorized by all necessary corporate or other action; and

(iii)                               it will indemnify the Adviser and hold it harmless against any and all losses, costs, claims and liabilities which the Adviser may suffer or incur arising out of any material breach of these representations and warranties of  OneBeacon.

(b)         The Adviser represents, warrants and agrees that:

(i)             it has full legal power and authority to enter into this Agreement;
(ii)                                  it is registered as an investment adviser with the Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, as amended (the “Advisers Act”);
(iii)                               entering into this Agreement has been duly authorized by all necessary action; and

(iv)                              it will indemnify OneBeacon and hold it harmless against any and all losses, costs, claims and liabilities which OneBeacon or any Client may suffer or incur arising out of any material breach of any representations and warranties of the Adviser.

7.     Reports  The Adviser shall provide OneBeacon with reports containing the status of the Investment Account at least monthly (i.e. “Flash Report”), and will provide written advisory report letters on a quarterly basis.  All records maintained pursuant to this Agreement shall be subject to examination by OneBeacon and by persons authorized by it, or by appropriate governmental authorities, at all times upon reasonable notice.  The Adviser shall provide copies of trade tickets, custodial reports and other records OneBeacon reasonably requires for accounting or tax purposes.

8.     Management Fee and Expenses The Adviser will be paid a quarterly management fee (the “Management Fee”) for its investment advisory services provided hereunder, determined in accordance with Schedule C to this Agreement.  During the term of this Agreement, the Management Fee shall be billed and payable in arrears on a quarterly basis within 10 days after the last day of each calendar quarter based upon the value of the Investment Accounts as of the last day of the immediately preceding calendar quarter.  The Management Fee shall be pro-rated for any partial quarter.  It is understood that, in the event that the Management Fee is to be paid by the custodian out of the Investment Accounts, OneBeacon or the Clients will provide written authorization to the custodian to pay the Management Fee directly from the Investment Accounts.

(a)   Each Investment Account shall be responsible for all expenses incurred directly in connection with transactions effected on behalf of the Investment Account pursuant to this Agreement and shall include: custodial fees; PAM accounting service fees, investment expenses such as commissions; and other expenses reasonably related to the purchase, sale or transmittal of Investment Account assets (other than research fees and expenses with respect to the Investment Account).

9.     Confidential Relationship  All information and advice furnished by either party to the other party pursuant to this Agreement shall be treated by the receiving party as confidential and shall not be disclosed to third parties except as required by law; provided, however, that the OneBeacon consents to the disclosure by the Adviser that OneBeacon (and each of the Clients) is a client of the Adviser and to the inclusion of OneBeacon on a list of representative clients of the Adviser or in other marketing materials.  OneBeacon acknowledges that the Adviser shall own and be permitted to use its investment track record with respect to the Investment Accounts, and shall be permitted to retain copies of all documentation necessary under the Advisers Act to support the track record or otherwise required to be retained under the Advisers Act and related rules. The Adviser acknowledges that OneBeacon shall be permitted to report the investment track record (on a stand-alone basis, as part of its total portfolio return or otherwise) with respect to the Investment Accounts in any internal or external reports of it or its affiliates.

10.   Non-Assignability  No “assignment”, as that term is defined in the Advisers Act, of this Agreement shall be made by the Adviser or OneBeacon without the written consent of the other party.

11.   Directions to the Adviser  All directions by OneBeacon by or on behalf of the Clients to the Adviser shall be in writing signed by or on behalf of OneBeacon.  The Adviser shall be fully protected in relying upon any such writing which the Adviser believes to be genuine and signed or presented by the proper person or persons, shall be under no duty to make any investigation or inquiry as to any statement contained therein and may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

12.   Consultation with Counsel  The Adviser may consult with legal counsel (who may be counsel to OneBeacon) concerning any question that may arise with reference to its duties under this Agreement, and the opinion of such counsel shall be full and complete protection in respect of any action taken or omitted by the Adviser hereunder in good faith and in accordance with such opinion.

13.   Services to Other Clients  It is understood that the Adviser acts as investment adviser to other clients and may give advice and take action with respect to such clients that differs from the advice given or the action taken with respect to the Investment Accounts.  Nothing in this Agreement shall restrict the right of the Adviser, its members, managers, officers, employees or affiliates to perform investment management or advisory services for any other person or entity, and the performance of such service for others shall not be deemed to violate or give rise to any duty or obligation to the Client.

14.   Investment by the Adviser for Its Own Account  Nothing in this Agreement shall limit or restrict the Adviser or any of its members, managers, officers, employees or affiliates from buying, selling or trading any securities for its or their own account or accounts.  OneBeacon on behalf of each Client acknowledges that the Adviser and its members, managers, officers, employees, affiliates and other clients may at any time have, acquire, increase, decrease or dispose of securities which are at or about the same time acquired or disposed of for the account of a Client.  The Adviser shall have no obligation to purchase or sell for the Investment Accounts or to recommend for purchase or sale by the Investment Accounts any security that the Adviser or its members, managers, officers, employees or affiliates may purchase or sell for itself or themselves or for any other client.

15.   Proxies  Subject to any other written instructions of OneBeacon, the Adviser is hereby appointed  OneBeacon’s agent and attorney-in-fact in its discretion to vote, convert or tender in an exchange or tender offer any securities in the Investment Accounts, to execute proxies, waivers, consents and other instruments with respect to such securities, to endorse, transfer or deliver such securities and to participate in or consent to any plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to such securities.

16.   Notices  All notices and instructions with respect to securities transactions or any other matters contemplated by this Agreement shall be deemed duly given when delivered in writing or deposited by first-class mail to the following addresses: (a) if to the Adviser, at its address set forth above, Attention: Peter N Perugini, CFO, or (b) if to OneBeacon, at its address set forth above, Attention Paul McDonough, CFO.  The Adviser or the Client may change its address or specify a different manner of addressing itself by giving notice of such change in writing to the other party.

17.   Entire Agreement; Amendment  This Agreement sets forth the entire agreement of the parties with respect to management of the Investment Account and shall not be amended except by an instrument in writing signed by the parties hereto.

18.   Termination  This Agreement shall continue in force from the date hereof for an initial fixed term of three years, which will be extendible by OneBeacon for an additional one year (a fourth year) at/prior to the end of the second year of the term, and if so extended, for a second additional year (a fifth year) at/prior to the end of the third year of the term.    Notwithstanding the foregoing, this Agreement shall be terminable by OneBeacon upon written notice to the Adviser at least thirty (30) days prior to the date upon which such termination is to become effective (i) for cause (including material non-performance by the Adviser), (ii) if either John Gillespie or Richard Howard are no-longer affiliated with the Adviser, (iii) if there is a change in control of the Adviser (change in control in this case shall mean a more than 50% change in the voting interest of the Adviser), or (iv) if White Mountains’ voting interest in OneBeacon falls below 50%.  Each Client shall honor any trades executed but not settled before the date of any termination under this Agreement.  The fee for the calendar quarter during which any termination of this Agreement shall occur shall be paid as of the date of termination and prorated if the effective date does not coincide with the end of the quarter.

19.   Governing Law  To the extent that the interpretation or effect of this Agreement shall depend on state law, this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20.   Effective Date  This Agreement shall become effective on the date first written above.

21.   Receipt of Disclosure Statement  OneBeacon acknowledges receipt of a copy of Part II of the Adviser’s Form ADV in compliance with Rule 204-3(b) under the Advisers Act   more than 48 hours prior to the date of execution of this Agreement.  The Adviser shall annually and without charge, upon request by OneBeacon, deliver to OneBeacon the current version of such form or a written document containing at least the information then required to be contained in such form.

22.   Counterparts  This Agreement may be executed in two counterparts, each one of which shall be deemed to be an original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the date first written above.

ADVISER:	ONEBEACON:

PROSPECTOR PARTNERS, LLC	ONEBEACON INSURANCE GROUP, LTD.

By:	By:

Title:	Title:

SCHEDULE A

SUBSIDIARIES OF ONEBEACON INSURANCE GROUP, LTD. SUBJECT TO THIS INVESTMENT MANAGEMENT AGREEMENT

Fund American Companies, Inc.

The Employers’ Fire Insurance Company

Homeland Insurance Company of New York

The Northern Assurance Company of America

OneBeacon America Insurance Company

OneBeacon Insurance Company

Pennsylvania General Insurance Company

SCHEDULE B

INVESTMENT GUIDELINES

Investment Objective

The Adviser’s objective is to achieve consistent positive returns and to maximize long-term total returns within prudent levels of risk through capital appreciation on a diversified portfolio of equity investments.

Performance Objectives

The Adviser will report to OneBeacon Insurance Group, Ltd. on a quarterly basis to review the Adviser’s total investment performance.  It is understood that there are likely to be short-term periods during which performance deviates from market indices.  During such times, greater emphasis shall be placed on performance comparisons with investment managers employing similar styles.  The overall performance of the Adviser’s Investment Accounts will be measured by referencing broad equity market indices over a 3-year rolling period.

Guidelines

The Adviser must remain a registered adviser under the Investment Advisors Act of 1940.  Wherever these guidelines contain a limitation expressed as a percentage of the portfolio assets, that percentage shall be measured solely with reference to the assets that are under the Adviser’s control. Subject to these guidelines, the Adviser shall have full discretion to manage the Investment Account’s assets.

•                  The Adviser may not purchase securities on margin, sell short, or enter into derivative transactions in the Investment Account without the written consent of OneBeacon Insurance Group, Ltd.

•                  The Adviser may purchase Rule 144A securities provided such securities are judged by the Adviser to be liquid and do not in the aggregate exceed 20% of the market value of the Account. The Adviser shall also be able to purchase securities if such securities are convertible into publicly traded securities.

•                  At least 95% of the Investment Account will consist of securities of companies having a market capitalization of $100 million or greater.

•                  The Investment Account may include domestic and non-domestic securities (common stocks, securities that are convertible into common stocks, preferred stocks, warrants and rights to subscribe to common stocks) that are listed on registered exchanges or actively traded in the over-the-counter market.

•                  Issuers of securities located in countries other than the United States, including emerging market countries, shall not exceed 40% of the market value of the Investment Account.

•                  In terms of diversification, investments shall be allocated with the intent to minimize the risk of large losses to the Investment Account.  The maximum total investment of any one equity shall be limited to 10% of the Investment Account at the time of purchase, and 25% of the market value of the Investment Account.

•                  If the aggregate investment in the equity securities in the Investment Account of any one company exceeds 5% of that company’s outstanding shares of all classes of stock of that issuer, the Adviser  will notify OneBeacon Insurance Group, Ltd.

•                  Notwithstanding the foregoing, in no event shall the Adviser acquire securities of White Mountains Insurance Group, Ltd. or any of its affiliated companies.

Exceptions

Any exceptions taken to this Investment Guideline Statement must be submitted in writing to  OneBeacon Insurance Group, Ltd.

SCHEDULE C

FEE SCHEDULE TO THE INVESTMENT MANAGEMENT AGREEMENT, DATED [November 11, 2006] , BETWEEN PROSPECTOR PARTNERS, L.L.C. AND ONEBEACON INSURANCE GROUP, LTD.

Each term used in this Schedule C but not defined herein shall have the meaning assigned to that term in the Investment Management Agreement, dated [November 11, 2006] (the “Agreement”), between OneBeacon Insurance Group, Ltd. and Prospector Partners, L.L.C., the adviser (the “Adviser”).

1.     The Adviser shall be paid a Management Fee (pro rated for periods less than a full calendar quarter) computed in accordance with the table below based on the value of the aggregate net assets (including cash and cash equivalents) of each Investment Account and the net assets  of each other client of the Adviser identified on Schedule D to this Agreement (such collective aggregate net assets shall be referred to as the “Aggregate Net Assets”), determined in accordance with paragraph Section 2 below.  Each entity identified in Schedule A and each other client of the Adviser identified in Schedule D will bear its proportionate share of the Management Fee.

Aggregate Net Assets	Annual Fee	Quarterly Fee

Up to $200 million	100 basis points (1.00% or 0.0100)	25 basis points (0.25% or 0.00250)

Next $200 million (From $200 million to $400 million)	50 basis points	12.50 basis points

Amounts over $400 million	25 basis points	6.25 basis points

2.     For all purposes under the Agreement, including the determination of the Management Fee, the market value of securities shall be as follows: securities that are listed on a national securities exchange shall be valued at their last sales price on the date of determination and securities that are not so listed shall be valued at their last sales price on the date of determination, or if no sales of such securities occurred on the date of determination, such securities shall be valued at the last “bid” price at the close of business on such day (or if sold short at the last “asked” price at the close of business on such day) quoted by the National Association of Securities Dealers, Inc.’s Automatic Quotation System or, if not quoted on such system, by one of the principal market makers in such securities selected by the Adviser.  Notwithstanding the foregoing, if the securities to be valued constitute a block which, in the judgment of the Adviser, could not be liquidated in a reasonable time without depressing the market, such block shall then be valued by the Adviser but not at a unit value in excess of the quoted market price for such security.  All other assets of the Investment Accounts shall be assigned such value as the Adviser may reasonably determine.

SCHEDULE D

CLIENTS OF PROSPECTOR PARTNERS, LLC SUBJECT TO FEE SCHEDULE SET FORTH IN SCHEDULE C

Fund American Companies, Inc.

The Employers’ Fire Insurance Company

Homeland Insurance Company of New York

The Northern Assurance Company of America

OneBeacon America Insurance Company

OneBeacon Insurance Company

Pennsylvania General Insurance Company

OneBeacon Insurance Pension Plan

OneBeacon Insurance Savings Plan- Equity 401k

OneBeacon Insurance Savings Plan- Fully Managed